UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2019, RE/MAX Holdings, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2019. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected the persons listed below to serve as Class III directors until the Company’s 2022 annual meeting of stockholders or until their successors are duly elected and qualified, with voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

David Liniger	27,796,384	1,313,426	418,518

Daniel Predovich	28,160,456	949,354	418,518

Teresa Van De Bogart	28,993,874	115,936	418,518

Proposal 2: Ratification of KPMG LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes

29,322,113	204,000	2,215	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: May 29, 2019	By:	/s/ Adam Lindquist Scoville
Adam Lindquist Scoville
Vice President, General Counsel, and Secretary